Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
DiamondRock Hospitality Company Announces Results of Election for Stockholder Dividend
BETHESDA, MD — January 28, 2010 — DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) announced today the results of stockholder elections relating to the regular dividend (the “Dividend”) on shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) declared by its Board of Directors on December 15, 2009. The Dividend of $0.33 per share of Common Stock will be paid in the form of a combination of cash and shares of Common Stock or shares of Common Stock, as described below, on January 29, 2010, to stockholders of record at the close of business on December 28, 2009. The Company will pay fractional shares in cash.
The terms of the Dividend, including the ability of stockholders to elect to receive the Dividend in the form of cash or shares of Common Stock, and a limitation on the aggregate amount of cash to be included in the Dividend, were described in detail in the prospectus filed with the Securities and Exchange Commission on December 30, 2009. Stockholders were required to deliver election forms to the Company’s transfer agent not later than 5:00 p.m., Eastern Time, on January 18, 2010.
Based on stockholder elections, the Company will pay the Dividend in the form of approximately $4.1 million in cash and approximately 3.9 million shares of its Common Stock. The total number of shares included in the Dividend, and the number of shares that will be paid to those stockholders receiving shares in satisfaction of all or part of the Dividend, is calculated based on a per share value of $9.5711, the average of the volume weighted trading price per share of the Company’s Common Stock on the New York Stock Exchange for the period beginning on January 19, 2010 and ending on January 21, 2010. Summarized results of the Dividend elections are as follows:
•	To stockholders electing to receive the Dividend in all cash, the Company will pay the Dividend in the form of $0.041339 per share in cash and $0.288661 per share in shares of Common Stock.

•	To stockholders electing to receive all stock, the Company will pay the Dividend in shares of Common Stock.

•	To stockholders failing to make an election, the Company will pay the Dividend in shares of Common Stock.

•	The Company will pay fractional shares in cash.
Registered stockholders with questions regarding the Dividend may contact the Shareholder Relations Department of American Stock Transfer & Trust Company, the information agent and the Company’s transfer agent, at (800) 937-5449. Stockholders whose shares are held through a bank, broker or nominee should contact that bank, broker or nominee with any questions regarding the Dividend or the election submitted by that bank, broker or nominee on their behalf.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with approximately 9,600 guestrooms. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com .
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.